Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL YEAR RESULTS

- Record Sales and Gross Profit with Strong Cash Flow Generation -

LOS ANGELES, CA – June 9, 2025 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported strong results for its fiscal 2025 fourth quarter, with record net sales and gross profit, and strong cash flow generation for the year ended March 31, 2025.

Key highlights for the fiscal year

•	Net sales increased 5.5 percent to a record $757.4 million.
•	Gross profit increased 16.1 percent to a record $153.8 million.
•	Generated cash from operating activities of $45.5 million and reduced net bank debt by $32.6 million to $81.4 million.
•	Repurchased 542,134 shares for $4.8 million.

Fiscal 2025 Fourth Quarter Results

Net sales for the fiscal 2025 fourth quarter increased 1.9 percent to $193.1 million from $189.5 million in the prior year.

Gross profit for the fiscal 2025 fourth quarter increased 10.6 percent to a fourth quarter record $38.5 million from $34.8 million a year earlier.  Gross margin for the fiscal 2025 fourth quarter was 19.9 percent compared with 18.4 percent a year earlier. Gross margin for the fiscal 2025 fourth quarter was impacted by $3.2 million, or 1.7 percent, of non-cash expenses, and $4.6 million, or 2.4 percent, for certain tariffs costs paid for products sold before price increases were effective, as detailed in Exhibit 3.

Interest expense for the fiscal fourth quarter decreased by $2.1 million to $12.5 million from $14.6 million a year ago, impacted by lower average outstanding balances under the company’s credit facility and lower interest rates.

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Motorcar Parts of America, Inc.
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Net loss for the fiscal 2025 fourth quarter was $722,000, or $0.04 per share, reflecting the impact of $4.6 million, or $0.24 per share pre-tax, for certain tariffs costs paid for products sold before price increases were effective, as mentioned above.  Net loss was also impacted by certain non-cash items of $2.6 million, or $0.14 per share, as detailed in Exhibit 1.  Net income for the prior year was $1.3 million, including the impact of non-cash expenses and cash expenses as detailed in Exhibit 1.

“We remain focused on continuing to execute and capitalize on our leadership position within the non-discretionary automotive aftermarket business, following a solid fiscal year,” said Selwyn Joffe, chairman, president, and chief executive officer.

 He noted that the company is working with its suppliers and customers to address the current geopolitical environment and related challenges -- specifically tariffs and pricing.  The company’s solid financial position and cash flow generation support its competitive position and anticipated future growth.

Joffe noted that over the last several years, the company proactively has focused on significantly reducing its reliance on Chinese suppliers, which today represents less than 25 percent, and has an established footprint in North America that could be utilized to further reduce this reliance going forward.

Joffe highlighted that the company generated cash of approximately $45.5 million from operating activities during fiscal 2025, reduced net bank debt by $32.6 million for the fiscal year to $81.4 million from $114.0 million and also utilized $4.8 million for share repurchases.

Twelve-Month Results

Net sales for fiscal 2025 increased 5.5 percent to a record $757.4 million from $717.7 million a year ago.

Gross profit for fiscal 2025 increased 16.1 percent to a record $153.8 million from $132.6 million a year earlier.  Gross margin for fiscal 2025 was 20.3 percent compared with 18.5 percent a year earlier.  Gross margin for fiscal 2025 was impacted by $13.5 million, or 1.8 percent, of non-cash expenses, and $5.9 million, or 0.8 percent, of one-time cash expenses, as detailed in Exhibit 4.

Interest expense decreased by $4.5 million for fiscal 2025 to $55.6 million from $60.0 million a year ago, impacted by lower average outstanding balances under the company’s credit facility and lower interest rates.

Net loss for fiscal 2025 was $19.5 million, or $0.99 per share, including the impact of non-cash expenses of $25.0 million, or $1.27 per share, and one-time cash expenses of $6.9 million, or $0.35 per share, as detailed in Exhibit 2.  Net loss for the prior fiscal year was $49.2 million, or $2.51 per share, including the impact of non-cash expenses of $50.3 million, or $2.56 per share, and cash expenses of $7.0 million, or $0.36 per share, as detailed in Exhibit 2.

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Motorcar Parts of America, Inc.
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Share Repurchase

During fiscal 2025 fourth quarter, the company repurchased 274,004 shares for $2.7 million at an average share price of $9.98, and for the full fiscal year, the company repurchased 542,134 shares for $4.8 million at an average share price of $8.91 under its current authorization program, supported by solid cash generation from operating activities. The company anticipates further opportunities to build shareholder value through enhanced profitability and strong cash generation.

Fiscal 2026 Guidance

Motorcar Parts of America expects net sales for the fiscal year ending March 31, 2026 to be between $780 million to $800 million, representing between 3.0 percent and 5.6 percent year-over-year growth.  Operating income is expected to be between $86 million and $91 million, representing between 4.3 percent and 10.4 percent year-over-year growth.  The company estimates depreciation and amortization will be approximately $11 million.  These estimates do not include certain non-cash items and one-time expenses and exclude the impact of tariffs recently enacted due to the uncertainty and continuing changes.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

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Motorcar Parts of America, Inc.
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Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations. The call will be open to all interested investors either through a live audio webcast at www.motorcarparts.com or live by calling (888) 440-5584 (domestic) or (646) 960-0457 (international). For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com. A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on June 9, 2025 through 8:59 p.m. Pacific time on June 16, 2025 by calling (800) 770-2030 (domestic) or (609) 800-9909 (toll) and using access code: 1545314.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2025 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
	(Unaudited)

Net sales	$193,105,000	$189,478,000	$757,354,000	$717,684,000
Cost of goods sold	154,610,000	154,685,000	603,526,000	585,133,000
Gross profit	38,495,000	34,793,000	153,828,000	132,551,000
Operating expenses:
General and administrative	16,113,000	15,644,000	64,047,000	57,769,000
Sales and marketing	5,657,000	5,443,000	22,561,000	22,481,000
Research and development	3,521,000	2,643,000	11,405,000	9,995,000
Foreign exchange impact of lease liabilities and forward contracts	(3,074,000)	(1,155,000)	15,892,000	(3,814,000)
Total operating expenses	22,217,000	22,575,000	113,905,000	86,431,000
Operating income	16,278,000	12,218,000	39,923,000	46,120,000
Other expenses:
Interest expense, net	12,546,000	14,640,000	55,550,000	60,040,000
Change in fair value of compound net derivative liability	2,520,000	(2,710,000)	60,000	(1,020,000)
Loss on extinguishment of debt	-	-	-	168,000
Total other expenses	15,066,000	11,930,000	55,610,000	59,188,000
Income (loss) before income tax expense (benefit)	1,212,000	288,000	(15,687,000)	(13,068,000)
Income tax expense (benefit)	1,934,000	(1,050,000)	3,783,000	36,176,000

Net (loss) income	$(722,000)	$1,338,000	$(19,470,000)	$(49,244,000)
Basic net (loss) income per share	$(0.04)	$0.07	$(0.99)	$(2.51)
Diluted net loss per share	$(0.04)	$(0.03)	$(0.99)	$(2.51)
Weighted average number of shares outstanding:
Basic	19,519,836	19,662,380	19,685,322	19,601,204
Diluted	19,519,836	22,085,292	19,685,322	19,601,204

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	March 31, 2025	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$9,429,000	$13,974,000
Short-term investments	1,881,000	1,837,000
Accounts receivable — net	91,064,000	96,296,000
Inventory — net	341,209,000	377,040,000
Inventory unreturned	18,460,000	20,288,000
Contract assets	29,606,000	27,139,000
Income tax receivable	4,208,000	5,683,000
Prepaid expenses and other current assets	15,614,000	18,202,000
Total current assets	511,471,000	560,459,000
Plant and equipment — net	31,990,000	38,338,000
Operating lease assets	66,603,000	83,973,000
Deferred income taxes	4,569,000	2,976,000
Long-term contract assets	336,268,000	320,282,000
Goodwill	3,205,000	3,205,000
Intangible assets — net	552,000	1,069,000
Other assets	2,978,000	1,700,000
TOTAL ASSETS	$957,636,000	$1,012,002,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$141,906,000	$154,977,000
Accrued liabilities	30,211,000	30,205,000
Customer finished goods returns accrual	34,411,000	38,312,000
Contract liabilities	38,158,000	37,591,000
Revolving loan	90,787,000	128,000,000
Other current liabilities	5,570,000	7,021,000
Operating lease liabilities	9,982,000	8,319,000
Total current liabilities	351,025,000	404,425,000
Convertible notes, related party	35,207,000	30,776,000
Contract liabilities, less current portion	241,404,000	212,068,000
Deferred income taxes	362,000	511,000
Operating lease liabilities, less current portion	65,308,000	72,240,000
Other liabilities	6,631,000	6,872,000
Total liabilities	699,937,000	726,892,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued Series A junior participating preferred stock; par value $.01 per share,	-	-
20,000 shares authorized; none issued Common stock; par value $.01 per share, 50,000,000 shares authorized;	-	-
19,435,706 and 19,662,380 shares issued and outstanding at March 31, 2025 and 2024, respectively	194,000	197,000
Additional paid-in capital	234,413,000	236,255,000
Retained earnings	20,033,000	39,503,000
Accumulated other comprehensive income	3,059,000	9,155,000
Total shareholders’ equity	257,699,000	285,110,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$957,636,000	$1,012,002,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and twelve months ended March 31, 2025 and 2024. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended March 31, 2025 and 2024	Exhibit 1

	Three Months Ended March 31,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(722,000)	$(0.04)	$1,338,000	$(0.03)

Non-cash items impacting net income
Core and finished goods premium amortization	$2,725,000	$0.14	$2,761,000	$0.13
Revaluation - cores on customers’ shelves	489,000	0.03	973,000	0.04
Share-based compensation expenses	868,000	0.04	432,000	0.02
Foreign exchange impact of lease liabilities and forward contracts	(3,074,000)	(0.16)	(1,155,000)	(0.05)
Change in fair value of compound net derivative liability	2,520,000	0.13	(2,710,000)	(0.12)
Tax effect (a)	(882,000)	(0.05)	(75,000)	(0.00)
Tax valuation allowance	-	-	548,000	0.02
Total non-cash items impacting net income	$2,646,000	$0.14	$774,000	$0.04

Cash items impacting net income
Supply chain disruptions and related costs (b)	$-	$-	$734,000	$0.03
New product line start-up costs and transition expenses, and severance and other (c)	160,000	0.01	840,000	0.04
Tariff costs paid for products sold before price increases were effective	4,607,000	0.24	-	-
Tax effect (a)	(1,192,000)	(0.06)	(394,000)	(0.02)
Total cash items impacting net income	$3,575,000	$0.18	$1,180,000	$0.05

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the three months ended March 31, 2024, consists of $734,000 impacting gross profit.
(c) For the three months ended March 31, 2025, consists of $160,000 included in operating expenses.
For the three months ended March 31, 2024, consists of $840,000 included in operating expenses.

Items Impacting Net Income for the Twelve Months Ended March 31, 2025 and 2024	Exhibit 2

	Twelve Months Ended March 31,
	2025		2024
	$	Per Diluted Share	$	Per Diluted Share
GAAP net loss	$(19,470,000)	$(0.99)	$(49,244,000)	$(2.51)

Non-cash items impacting net income
Core and finished goods premium amortization	$10,738,000	$0.55	$10,963,000	$0.56
Revaluation - cores on customers’ shelves	2,805,000	0.14	5,353,000	0.27
Share-based compensation expenses	3,877,000	0.20	4,700,000	0.24
Foreign exchange impact of lease liabilities and forward contracts	15,892,000	0.81	(3,814,000)	(0.19)
Change in fair value of compound net derivative liability and loss on extinguishment of debt	60,000	0.00	(852,000)	(0.04)
Tax effect (a)	(8,343,000)	(0.42)	(4,088,000)	(0.21)
Tax valuation allowance	-	-	38,009,000	1.94
Total non-cash items impacting net income	$25,029,000	$1.27	$50,271,000	$2.56

Cash items impacting net income
Supply chain disruptions and related costs (b)	$-	$-	$7,472,000	$0.38
New product line start-up costs and transition expenses, and severance and other (c)	4,598,000	0.23	1,820,000	0.09
Tariff costs paid for products sold before price increases were effective	4,607,000	0.23	-	-
Tax effect (a)	(2,301,000)	(0.12)	(2,323,000)	(0.12)
Total cash items impacting net income	$6,904,000	$0.35	$6,969,000	$0.36

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
(b) For the twelve months ended March 31, 2024, consists of $7,472,000 impacting gross profit.
(c) For the twelve months ended March 31, 2025, consists of $1,298,000 impacting gross profit and $3,300,000 included in operating expenses.
For the twelve months ended March 31, 2024, consists of $1,820,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended March 31, 2025 and 2024	Exhibit 3

	Three Months Ended March 31,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$38,495,000	19.9%	$34,793,000	18.4%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$2,725,000	1.4%	$2,761,000	1.5%
Revaluation - cores on customers’ shelves	489,000	0.3%	973,000	0.5%
Total non-cash items impacting gross profit	$3,214,000	1.7%	$3,734,000	2.0%

Cash items impacting gross profit
Supply chain disruptions and related costs	$-	-	$734,000	0.4%
Tariff costs paid for products sold before price increases were effective	4,607,000	2.4%	-	-
Total cash items impacting gross profit	$4,607,000	2.4%	$734,000	0.4%

Items Impacting Gross Profit for the Twelve Months Ended March 31, 2025 and 2024	Exhibit 4

	Twelve Months Ended March 31,
	2025		2024
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$153,828,000	20.3%	$132,551,000	18.5%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$10,738,000	1.4%	$10,963,000	1.5%
Revaluation - cores on customers’ shelves	2,805,000	0.4%	5,353,000	0.7%
Total non-cash items impacting gross profit	$13,543,000	1.8%	$16,316,000	2.3%

Cash items impacting gross profit
Supply chain disruptions and related costs	$-	-	$7,472,000	1.0%
New product line start-up costs and transition expenses	1,298,000	0.2%	-	-
Tariff costs paid for products sold before price increases were effective	4,607,000	0.6%	-	-
Total cash items impacting gross profit	$5,905,000	0.8%	$7,472,000	1.0%

Items Impacting EBITDA for the Three and Twelve Months Ended March 31, 2025 and 2024	Exhibit 5

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
GAAP net (loss) income	$(722,000)	$1,338,000	$(19,470,000)	$(49,244,000)
Interest expense, net	12,546,000	14,640,000	55,550,000	60,040,000
Income tax expense (benefit)	1,934,000	(1,050,000)	3,783,000	36,176,000
Depreciation and amortization	2,538,000	2,775,000	10,400,000	11,619,000
EBITDA	$16,296,000	$17,703,000	$50,263,000	$58,591,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$2,725,000	$2,761,000	$10,738,000	$10,963,000
Revaluation - cores on customers’ shelves	489,000	973,000	2,805,000	5,353,000
Share-based compensation expenses	868,000	432,000	3,877,000	4,700,000
Foreign exchange impact of lease liabilities and forward contracts	(3,074,000)	(1,155,000)	15,892,000	(3,814,000)
Change in fair value of compound net derivative liability and loss on extinguishment of debt	2,520,000	(2,710,000)	60,000	(852,000)
Total non-cash items impacting EBITDA	$3,528,000	$301,000	$33,372,000	$16,350,000

Cash items impacting EBITDA
Supply chain disruptions and related costs	$-	$734,000	$-	$7,472,000
New product line start-up costs and transition expenses, and severance and other	160,000	840,000	4,598,000	1,820,000
Tariff costs paid for products sold before price increases were effective	4,607,000	-	4,607,000	-
Total cash items impacting EBITDA	$4,767,000	$1,574,000	$9,205,000	$9,292,000